Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A common stock $0.0001 par value per share of GMR Solutions Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

PEGASUS AGGREGATOR HOLDCO LLC

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary
Date:	08/14/2026

PEGASUS AGGREGATOR PARENT LLC

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary
Date:	08/14/2026

KKR GMR CONSOLIDATED AGGREGATOR LLC
By: KKR North America Fund XI (AMG) LLC, its managing member
By: KKR AMG Managing Member LLC, its managing member

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary
Date:	08/14/2026

KKR NORTH AMERICA FUND XI (AMG) LLC
By: KKR AMG Managing Member LLC, its managing member

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary
Date:	08/14/2026

KKR AMG MANAGING MEMBER LLC

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary
Date:	08/14/2026

HENRY R. KRAVIS

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Attorney-in-fact
Date:	08/14/2026

GEORGE R. ROBERTS

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Attorney-in-fact
Date:	08/14/2026